                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, Paver Installation, L.P. a Nevada limited partnership, Paver Installation General, Inc., a Nevada corporation, and James R. Mitchell, agree that the Statement on Schedule 13G to which this joint filing agreement is attached as an exhibit (the "Schedule 13G"), and any amendments thereto, are filed on behalf of each of them. Paver Installation, L.P. and Paver Installation General, Inc., each hereby authorizes James R. Mitchell, for it and on its behalf, and in its name, place and stead, in any and all capacities, to sign the
Schedule 13G and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. This joint filing agreement may be executed in one or more counterparts, each of which will constitute one and the same agreement.


Date: April 24, 2002                     PAVER INSTALLATION, L.P.


                                            By: Paver Installation General, Inc.
                                                   its General Partner


                                            By: /s/ James R. Mitchell
                                                --------------------------------
                                                    James R. Mitchell
                                                    President


                                         PAVER INSTALLATION GENERAL, INC.


                                            By: /s/ James R. Mitchell
                                                --------------------------------
                                                    James R. Mitchell
                                                    President


                                                /s/ James R. Mitchell
                                                --------------------------------
                                                    James R. Mitchell